Exhibit 32

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Marchex, Inc. (the “Company”) for the quarter ended June 30, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Russell C. Horowitz, as Chief Executive Officer of the Company, and Michael A. Arends, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, respectively, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 8, 2012	By:	/S/ RUSSELL C. HOROWITZ
	Name:	Russell C. Horowitz
	Title:	Chief Executive Officer (Principal Executive Officer)

Dated: August 8, 2012	By:	/S/ MICHAEL A. ARENDS
	Name:	Michael A. Arends
	Title:	Chief Financial Officer (Principal Financial Officer)

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